Exhibit 99.1

FOR IMMEDIATE RELEASE

Dakota Plains HOLDINGS, INC. Reports first

Quarter 2013 Financial Results

Positive Earnings as Crude Oil Volumes Grow Across All Segments

Expansion of Pioneer Crude By Rail Terminal on Schedule

WAYZATA, Minnesota, (May 9, 2013) Dakota Plains Holdings, Inc. (“Dakota Plains” and “DAKP”), (OTC: DAKP), a provider of crude oil midstream services that include marketing, transloading and trucking in the Bakken region, today announced financial results for the three months ended March 31, 2013.

First Quarter 2013 Operational and Financial Highlights

•	Net Income was $0.6 million compared to a loss of $(15.9) million for the same period in 2012.
•	Adjusted EBITDA was $2.4 million compared sequentially to $1.8 million and $2.4 million for the same period in 2012.
•	JV transloading volumes were 2.4 million barrels of oil, an increase of 15% sequentially and 45% compared to the same period in 2012.
•	JV marketing volumes were 2.6 million barrels of oil, an increase of 30% sequentially and 75% compared to the same period in 2012.
•	JV trucking volumes, which commenced in the fourth quarter of 2012, were 1.1 million barrels of oil.
•	The Pioneer Terminal expansion commenced on March 25 and will increase the throughput capacity to 80,000 barrels per day by year-end 2013.
•	Restricted cash totals $29 million, a portion of which will be utilized for funding of the Pioneer Terminal expansion.

Chairman and Chief Executive Officer, Craig McKenzie, said, “Demand for the Company’s three business segments continues to exceed our expectations. The first quarter operational performance was our best to date, and our fifth consecutive quarter of growth. Our trucking segment continues to build scale with our fleet expanding in the quarter to 14 trucks. Profit contribution for transloading and trucking met expectations, while marketing was below our historic average. With Pioneer on track for year-end, we will expand throughput capacity by 2014 and be well-positioned for additional lines of business at the terminal.”

First Quarter 2013 Financial Results

The Company experienced net income of $0.6 million for the three months ended March 31, 2013, compared to a net loss of $(15.9) million for the three months ended March 31, 2012. Net income for the first quarter was driven by an increase in throughput crude oil volumes. The net loss for the three months ended March 31, 2012 was primarily due to higher interest expense related to the change in fair value of the additional payment provision in the Company’s outstanding promissory notes.

General and administrative expenses were $1.4 million for the three months ended March 31, 2013, compared to $0.8 million for the three months ended March 31, 2012. The increase was primarily due to additional staff hired and related expenses. Of the $1.4 million expense, non-cash and one-time provisions represent approximately $0.5 million.

Income from the Company's investment in the transloading joint venture was $1.4 million for the three months ended March 31, 2013, compared to $1.1 million for the three months ended March 31, 2012. The transloading joint venture experienced an increase in volume, as first quarter volume was 2.4 million barrels of oil compared to 1.7 million barrels of oil for the three months ended March 31, 2012, a 45% increase. Cost of revenue was higher due to the increased volume and the higher fee per barrel by the Company's new contractor, however this was offset by the reduction in general and administrative expenses, in particular professional fees. Income from the Company’s investment in the marketing joint venture was $1.8 million for the three months ended March 31, 2013, compared to $1.9 million for the three months ended March 31, 2012. Volumes for the marketing joint venture increased, as first quarter volume was 2.6 million barrels of oil compared to 1.5 million barrels of oil for the three months ended March 31, 2012, a 75% increase, but margins contracted. Income from the Company’s investment in the trucking joint venture was $62,000 for the three months ended March 31, 2013, with 1.1 million of barrels hauled. The trucking joint venture increased its trucking fleet to 14 trucks for the three months ended March 31, 2013. The trucking joint venture was not operational during the first quarter of 2012.

The Company recognized rental income of $95,000 for the three months ended March 31, 2013, compared to $80,279 for the three months ended March 31, 2012. The increase in rental income is due to the June 2012 and January 2013 renegotiations of the lease agreement with Dakota Petroleum Transport Solutions, LLC.

Adjusted EBITDA for the first quarter ended March 31, 2013 was $2.4 million compared to $2.4 million for the first quarter of 2012.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. A reconciliation of this measure to its most directly comparable GAAP measure is included in the accompanying financial tables found later in this release. Management believes the use of this non-GAAP financial measure provides useful information to investors to gain an overall understanding of current financial performance. Specifically, management believes the non-GAAP results included herein provide useful information to both management and investors by excluding certain expenses and gains and losses on the extinguishment of debt that management believes are not indicative of Dakota Plains’ core operating results. In addition, this non-GAAP financial measure is used by management for budgeting and forecasting as well as subsequently measuring Dakota Plains’ performance, and management believes it is providing investors with a financial measure that most closely aligns to its internal measurement processes.

About Dakota Plains Holdings, Inc.

Dakota Plains Holdings, Inc. (“Dakota Plains”) (OTC: DAKP) is an integrated midstream energy company, which competes through its 50/50 joint ventures with affiliates of World Fuel Services Corporation (NYSE: INT) and Prairie Field Services, LLC, to provide customers with crude oil off take services that include marketing, transloading and trucking of crude oil and related products. Direct and indirect company assets include a proprietary trucking fleet, a transloading facility located in Mountrail County, North Dakota, which is centrally located within the Bakken formation, and 1,104 railroad tank cars.

Dakota Plains is uniquely positioned to exploit crude oil ‘export’ opportunities within the Williston Basin of North Dakota and Montana, which is the largest onshore oil production source in North America, where the lack of available pipeline capacity provides a long-term and increasing surplus of crude oil available for core business of the company.

Cautionary Note Regarding Forward Looking Statements

This announcement contains forward-looking statements that reflect the current views of Dakota Plains, including, but not limited to, statements regarding our future growth and plans for our business and operations. We do not undertake to update our forward-looking statements. These statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of lack of diversification, dependency upon strategic relationships, dependency on a limited number of major customers, competition for the loading, marketing and transporting of crude oil and related products, difficulty in obtaining additional capital that will be needed to implement business plans, difficulties in attracting and retaining talented personnel, risks associated with building and operating a transloading facility, changes in commodity prices and the demand for crude oil and natural gas, competition from other energy sources, inability to obtain necessary facilities, difficulty in obtaining crude oil to transport, increases in our operating expenses, an economic downturn or change in government policy that negatively impacts demand for our services, penalties we may incur, costs imposed by environmental laws and regulations, inability to obtain or maintain necessary licenses, challenges to our properties, technological unavailability or obsolescence, and future acts of terrorism or war, as well as the threat of war and other factors described from time to time in the company’s reports filed with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K, filed March 14, 2013, as may be amended and supplemented by subsequent reports from time to time.

For more information, please contact:

Company Contact	Investor Contact
Tim Brady, CFO	Peter Seltzberg, Hayden IR
tbrady@dakotaplains.com	peter@haydenir.com
Phone: 952.473.9950	Phone: 646.415.8972
www.dakotaplains.com	www.haydenir.com

- TABLES FOLLOW -

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2013, AND DECEMBER 31, 2012

ASSETS

	March 31,	December 31,
	2013	2012
CURRENT ASSETS
Cash and Cash Equivalents	$658,396	$2,340,083
Accounts Receivable	42,883	—
Prepaid Expenses	326,714	30,632
Due from Related Party	61,742	81,175
Deferred Tax Asset	1,334,000	1,414,000
Total Current Assets	2,423,735	3,865,890

PROPERTY AND EQUIPMENT
Land	3,166,849	3,166,849
Site Development	2,308,114	2,329,660
Other Property and Equipment	103,520	45,292
Total Property and Equipment	5,578,483	5,541,801
Less - Accumulated Depreciation	465,817	424,833
Total Property and Equipment, Net	5,112,666	5,116,968

PREFERRED DIVIDEND RECEIVABLE	941,096	819,178

INVESTMENT IN DPTS MARKETING LLC	23,550,442	21,905,797

INVESTMENT IN DAKOTA PETROLEUM TRANSPORT SOLUTIONS, LLC	6,712,683	5,331,599

INVESTMENT IN DAKOTA PLAINS SERVICES, LLC	62,055	—

FINANCE COSTS, NET	167,970	184,225

DEFERRED TAX ASSET	2,264,000	2,441,000

Total Assets	$41,234,647	$39,664,657

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$571,235	$239,674
Accounts Payable - Related Party	21,546	—
Accrued Expenses	156,243	232,905
Income Taxes Payable	1,110,000	1,028,000
Deferred Rental Income	19,785	20,679
Promissory Notes	4,605,300	—
Total Current Liabilities	6,484,109	1,521,258

LONG-TERM LIABILITIES
Promissory Notes, Net of Debt Discount	21,096,791	25,614,683
Deferred Rental Income	154,932	165,434
Deferred Tax Liability	—	—
Total Long-Term Liabilities	21,251,723	25,780,117
Total Liabilities	27,735,832	27,301,375

STOCKHOLDERS' EQUITY
Preferred Stock - Par Value $.001; 10,000,000 Shares Authorized; None Issued or Outstanding	—	—
Common Stock - Par Value $.001; 100,000,000 Shares Authorized; 42,378,496 and 41,839,433 Issued and Outstanding, Respectively	42,378	41,839
Additional Paid-In Capital	17,979,001	17,432,904
Accumulated Deficit	(4,522,564)	(5,111,461)
Total Stockholders' Equity	13,498,815	12,363,282

Total Liabilities and Stockholders' Equity	$41,234,647	$39,664,657

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2013, AND 2012

	Three Months Ended
	March 31,
	2013	2012
REVENUES
Rental Income - Related Party	$95,199	$80,279

OPERATING EXPENSES
General and Administrative Expenses	1,444,391	759,452
Depreciation and Amortization	40,984	41,217
Total Operating Expenses	1,485,375	800,669

LOSS FROM OPERATIONS	(1,390,176)	(720,390)

OTHER INCOME (EXPENSE)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	1,414,260	1,066,632
Income from Investment in DPTS Marketing LLC	1,766,563	1,888,727
Income from Investment in Dakota Plains Services, LLC	62,055	—
Interest Expense (Net of Interest Income)	(890,805)	(27,580,244)
Total Other Income (Expense)	2,352,073	(24,624,885)

INCOME (LOSS) BEFORE TAXES	961,897	(25,345,275)

INCOME TAX EXPENSE (BENEFIT)	373,000	(9,475,400)

NET INCOME (LOSS)	$588,897	$(15,869,875)

Net Income (Loss) Per Common Share – Basic	$0.01	$(0.43)

Net Income (Loss) Per Common Share – Diluted	$0.01	$(0.43)

Weighted Average Shares Outstanding - Basic	41,418,606	37,237,143

Weighted Average Shares Outstanding - Diluted	42,827,077	37,237,143

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2013, AND 2012

	Three Months Ended
	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$588,897	$(15,869,875)
Adjustments to Reconcile Net Income (Loss) to Net Cash Used in Operating Activities
Depreciation and Amortization	40,984	41,217
Amortization of Debt Discount	87,408	—
Amortization of Finance Costs	16,255	—
Loss on Derivative Liability	—	27,311,800
Deferred Income Taxes	257,000	(9,478,000)
Share-Based Consulting Fees	130,769	—
Increase in Deferred Rental Income	(21,273)	(31,290)
Income from Investment in Dakota Petroleum Transport Solutions, LLC	(1,414,260)	(1,066,632)
Income from Investment in DPTS Marketing LLC	(1,766,563)	(1,888,727)
Income for Investment in Dakota Plains Services, LLC	(62,055)	—
Non-Cash Rental Income	(3,875)	(20,247)
Share-Based Compensation	420,890	81,638
Changes in Working Capital and Other Items:
Increase in Accounts Receivable	(42,883)	—
Increase in Prepaid Expenses	(201,105)	(122,942)
Decrease in Due from Related Party	19,433	—
Increase in Accounts Payable	362,361	450,338
Increase in Accounts Payable - Related Party	21,546	—
Increase in Income Taxes Payable	82,000	—
Decrease in Accrued Expenses	(176,662)	(70,331)
Decrease in Deferred Rental Income	(894)	—
Net Cash Used In Operating Activities	(1,662,027)	(663,051)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Property and Equipment	(67,482)	(3,199)
Cash Received from Dakota Petroleum Transport Solutions, LLC	47,822	982,718
Net Cash Used In Investing Activities	(19,660)	979,519

NET INCREASE IN CASH AND CASH EQUIVALENTS	(1,681,687)	316,468

CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	2,340,083	1,753,665

CASH AND CASH EQUIVALENTS – END OF PERIOD	$658,396	$2,070,133

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$787,225	$268,515
Cash Paid During the Period for Income Taxes	$34,000	$2,600

Non-Cash Financing and Investing Activities:
Purchase of Property and Equipment Paid Subsequent to Period End	$—	$32,846
Fair Value of Warrants Issued for Consulting Fees	$208,663	$—
Preferred Dividend Receivable	$121,918	$124,658

DAKOTA PLAINS HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE THREE MONTHS ENDED MARCH 31, 2013, AND THE YEAR ENDED DECEMBER 31, 2012

				Retained
			Additional	Earnings	Total
	Common Stock		Paid-In	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity

Balance - December 31, 2011	37,014,018	$37,014	$10,158,044	$(3,110,791)	$7,084,267

Acquisition of MCT Holding Corporation	640,200	640	(640)	—	—

Issuance of Common Shares Pursuant to Exercise of Warrants	2,386,578	2,387	(2,387)	—	—

Share-Based Compensation	—	—	477,604	—	477,604

Issuance of Restricted Common Shares	38,437	38	(38)	—	—

Issuance of Common Shares Pursuant to Debt Restructure	1,757,075	1,757	6,130,435	—	6,132,192

Issuance of Common Shares to Board of Directors	3,125	3	24,997	—	25,000

Warrants Issued Included in Debt Discount	—	—	644,889	—	644,889

Net Loss	—	—	—	(2,000,670)	(2,000,670)

Balance - December 31, 2012	41,839,433	41,839	17,432,904	(5,111,461)	12,363,282

Share-Based Compensation	—	—	287,973	—	287,973

Issuance of Restricted Common Shares	526,563	527	(527)	—	—

Issuance of Shares to Executive	12,500	12	49,988	—	50,000

Issuance of Warrants Pursuant to Consulting Agreements	—	—	208,663	—	208,663

Net Income	—	—	—	588,897	588,897

Balance - March 31, 2013	42,378,496	$42,378	$17,979,001	$(4,522,564)	$13,498,815

NON-GAAP FINANCIAL MEASURES

ADJUSTED EBITDA

	Three Months Ended
	March 31,
	2013	2012
Net Income (Loss)	$588,897	$(15,869,875)
Add Back:
Income Tax Provision (Benefit)	373,000	(9,475,400)
Depreciation and Amortization	40,984	41,217
Share Based Compensation - Employees and Directors	420,890	81,638
Share Based Compensation - Consultants	130,769	—
Interest Expense	890,805	27,580,244
Adjusted EBITDA	$2,445,345	$2,357,824